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                                                                    EXHIBIT 99.1


                                    CONSENT

     The undersigned, who has agreed to serve as a member of the Board of Directors of Artificial Life, Inc. (the "Company") upon completion of its initial public offering of securities, hereby grants the Company consent to use his/her name in its Registration Statement on Form S-1 in respect of such securities and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filling pursuant to Rule 462(b) under the Securities Act of 1933).

Dated: September 28, 1998

                                                  /s/ HARTMUT BERGMAN
                                                  -----------------------------
                                                  HARTMUT BERGMANN